UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 31, 2025, the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notified Flux Power Holdings, Inc. (the “Company”) that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). On March 17, 2025, the Company filed its plan with Nasdaq to regain compliance with the Stockholders’ Equity Requirement, which included requesting an extension through July 30, 2025.

On July 31, 2025, the Company received a determination letter from the Staff notifying the Company that based on the Company’s most recent disclosure, the Company’s stockholders’ equity was ($4,372,000) as of March 31, 2025 and that the Staff had determined that the Company had not regained compliance with the Stockholders’ Equity Requirement. The Staff has informed the company that trading of the Company’s common stock will be suspended at the opening of business on August 11, 2025, unless the Company requests an appeal of the Staff’s determination to a Nasdaq Hearings Panel (the “Panel”). The Company will request an appeal hearing with the Panel.

The Company intends to submit a hearing request to the Panel no later than 4:00 p.m. Eastern Time on August 7, 2025, which request will stay suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. As previously disclosed, the Company is in the process of raising up to $5.0 million through a private placement of its securities. In addition, the Company has taken steps to reduce its cash burn rate through a reduction in force of approximately 15% of its work force. The Company is also exploring additional avenues to raise equity capital in order to be in compliance with Nasdaq’s continued listing requirements. There can be no assurance that the Panel will grant the Company’s request for continued listing, or stay the suspension of the Company’s securities.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “intend,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “seek,” “continue,” “estimate,” “and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: our ability to cure any deficiencies in compliance with the Stockholders’ Equity Requirement, or other Nasdaq listing rules, or maintain compliance with other Nasdaq listing rules; our ability to successfully appeal the determination made by the Listing Qualification Department of Nasdaq to a Hearings Panel; that grant by Nasdaq for additional compliance periods in which to seek to regain compliance with the Stockholders’ Equity Requirement; our ability to ultimately obtain relief or extended periods to regain compliance from Nasdaq, if necessary, or to meet applicable Nasdaq requirements for any such relief or extension; risks related to the substantial costs and diversion of management’s attention and resources due to these matters, and those risks and uncertainties identified in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended June 30, 2024, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

	By:	/s/ Krishna Vanka
Krishna Vanka
Chief Executive Officer

Dated: August 1, 2025